                                                                EXHIBIT 16.1


                         [ERNST & YOUNG LLP LETTERHEAD]



August 1, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

This is to inform you that we have read the "Change in Accountants" section on pages 44 and 45 to the Registration Statement on Form S-1 (Registration No.
333-     ) of SPR Inc. and are in agreement with the statements contained therein insofar as they relate to Ernst & Young LLP. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                               Ernst & Young LLP